UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

June 10, 2014
Date of  Report
(Date of earliest event reported)

TOFUTTI BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9009	13-3094658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Jackson Drive Cranford, New Jersey 07016
 (Address of principal executive offices and zip code)

                           (908)272-2400
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Registrant’s Annual Meeting of Shareholders held on June 10, 2014, the shareholders of the Registrant entitled to vote at the meeting voted to (i) elect the six individuals named below to serve as directors of the Registrant to hold office until the Annual Meeting of Shareholders to be held in 2015 and until their successors have been duly elected and qualified, (ii) approve the adoption of the Registrant’s 2014 Equity Option Plan   and (iii)  ratify the appointment of EisnerAmper LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 27, 2014.

1.	The votes cast by shareholders with respect to the election of directors were as follows.

	For	Withheld	Broker Non-Votes	% Votes For
David Mintz	3,659,832	203,716	1,035,218	64.74
Neal Axelrod	3,659,658	203,890	1,035,218	64.73
Joseph N. Himy	3,833,369	30,179	1,035,218	67.81
Scott Korman	3,659,522	204,026	1,035,218	64.73
Reuben Rapoport	3,653,032	210,516	1,035,218	64.62
Franklyn Snitow	3,653,070	210,478	1,035,218	64.62

2.	The votes cast by shareholders with respect to the adoption of the Registrant’s 2014 Equity Option Plan were as follows:

For	Withheld	Abstain	Broker Non-Votes
3,632,852	224,327	6,369	1,035,218

3.
The votes cast by shareholders with respect the ratification of the selection of EisnerAmper LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 27, 2014 were as follows.

For	Withheld	Abstain	Broker Non-Votes
4,856,202	33,947	8,617	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 13, 2014	TOFUTTI BRANDS INC.
(Registrant)

By: /s/Steven Kass
Steven Kass
Chief Financial Officer